                                                                     EXHIBIT 4.1



                           PERSONAL AND CONFIDENTIAL


         THE UNITS OF INFOCURE CORPORATION ("INFOCURE") CONSTITUTE SECURITIES THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE ("STATE LAWS"). THE UNITS MAY NOT, AT ANY TIME, BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND STATE LAWS, OR DELIVERY TO INFOCURE OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO INFOCURE THAT SUCH REGISTRATION IS NOT REQUIRED. RESTRICTIONS ON TRANSFER WILL BE IMPRINTED ON THE DOCUMENTS EVIDENCING THE UNITS TO THE FOREGOING EFFECTS.

         THE PURCHASE OF UNITS INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF LOSING THEIR ENTIRE INVESTMENT


                             SUBSCRIPTION AGREEMENT

InfoCure Corporation
Attn: Frederick L. Fine
2970 Clairmont Road, Suite 950
Atlanta, Georgia 30329

Ladies and Gentlemen:

         The undersigned (the "Subscriber") acknowledges receipt of that certain Confidential Private Placement Memorandum (the "Memorandum) of InfoCure Corporation ("InfoCure"). The Memorandum describes the terms under which units of InfoCure ("the Units") are being offered to the Subscriber (the "Offering"), and the Subscriber represents and warrants to InfoCure that he has read thoroughly the Memorandum and the Exhibits attached thereto. The Subscriber understands that the Offering is being made without registration of the Units under the Act or any State Law and is being made to "accredited investors" (as defined in Rule 501 of Regulation D under the Act) and other persons deemed by the Company to be suitable purchasers under Section (b)(2)(ii) of Rule 506 of Regulation D under the Act.

1. SUBSCRIPTION. Subject to the terms and conditions hereof and the provisions of the Memorandum, the Subscriber hereby irrevocably subscribes for the number of Units (the "Subscription") The total amount due for such purchase shall be payable in full in readily available funds, as described in Section 4. The Subscriber acknowledges that the securities underlying the Units will be subject to restrictions on transfer pursuant to applicable law and the terms set forth in this Subscription Agreement.




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2.       ACCEPTANCE OF SUBSCRIPTION AND ISSUANCE OF UNITS. It is understood and agreed that, upon execution and delivery by InfoCure of this Subscription, InfoCure has, in reliance upon the representations and warranties of the Subscriber and against payment for the Units, accepted this Subscription. Notwithstanding anything in this Subscription Agreement (the "Agreement") to the contrary, there shall be no obligation to issue any Units if such issuance would constitute a violation of the Act or State Laws.

3. THE CLOSING. The closing of the purchase and sale of the Units (the "Closing") shall take place on or before January 31, 1998 or at such other date, time and place as InfoCure shall designate.

4. PAYMENT FOR UNITS. Payment for Units shall be delivered to the Placement Agent prior to the closing for payment to the Company at the Closing.

5.       REPRESENTATIONS. WARRANTIES AND COVENANTS OF THE SUBSCRIBER.
The Subscriber hereby represents, warrants and covenants to InfoCure and each officer, director, and agent of InfoCure that:

         (a)      General:

                  (i) If the Subscriber is a natural person, he or she has the legal capacity and all requisite authority to enter into, execute and deliver this Agreement, to purchase the Units and to perform all the obligations required to be performed by the Subscriber hereunder. If the Subscriber is a corporation, partnership, trust or other entity, it is authorized to purchase the Units and otherwise to comply with its obligations under this Agreement. The person signing this Agreement on behalf of such entity is duly authorized by such entity to do so. This Agreement is the valid and binding agreement of the Subscriber and enforceable against the Subscriber in accordance with its terms.

                  (ii) The principal residence of the Subscriber is in the jurisdiction indicated below the Subscriber's signature hereto, or if the Subscriber is a corporation, partnership, trust or other entity, such Subscriber is organized and qualified under the law of the state indicated below.

                  (iii) The Subscriber is subscribing to invest in InfoCure solely for his, her or its own account, and is not acquiring the Units as an agent or otherwise for any other person.

         (b)      Information Concerning the Offering:

                  (i) The Subscriber has received a copy of the Memorandum. The Subscriber has not been furnished any offering literature other than the Memorandum and the Exhibits attached thereto and had relied only on the information contained therein.

                  (ii) In formulating a decision to invest in the Units the Subscriber has been given the opportunity to ask questions and to obtain any information necessary to permit the subscriber to verify the accuracy of the information set forth in the Memorandum and had been furnished all such information so requested. The subscriber has not relied or acted on the basis of any representations



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or other information purported to be given on behalf of InfoCure, except as set forth in the Memorandum (it being understood that no person has been authorized by InfoCure to furnish any representations or other information except as set forth in the definitive Memorandum).

                  (iii) The Subscriber understands that the purchase of the Units involves various risks. Investment in the Units being offered should be regarded as speculative and involving a high degree of risk. The Subscriber is fully aware of the nature of his, her or its investment in the Units and the lack of liquidity of his, her or its investment in the Units.

                  (iv) The Subscriber understands that no federal or state agency has passed upon the Units or made any finding or determination concerning the fairness or advisability of this Agreement.

                  (v) The undersigned understands that estimates and projections like those contained in the Memorandum, by their nature, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such projections or goals will be attained; and that the projections and estimates contained it the Memorandum should not be relied upon as a promise or representation of the future performance of InfoCure.

(c)      Status of Subscriber; Additional Information:

         (i) The Subscriber has such knowledge, skill and experience in business, financial and investment matters so that he, she or it is capable of evaluating the merits and risks of an investment in the Units. To the extent necessary, the undersigned has retained, at his, her or its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Units.

         (ii) The Subscriber agrees to furnish any additional information requested to assure compliance with the Act and State Laws in connection with the purchase and sale of the Units.

(d)      Restrictions on Transfer or Sale of Units:

         (i) The Subscriber is acquiring the Units solely for his, her or its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Units. The Subscriber understands that the Units have not been registered under the Act or any State Law by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Agreement. The Subscriber understands that InfoCure is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

         (ii) The Subscriber shall not sell, assign, pledge, give, transfer or otherwise dispose of any Units or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Units under the Act and State Laws or in a transaction that is exempt from the registration provisions of the Act and any applicable State Laws. The Subscriber



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


understands that except as set forth in the Purchase Agreement, InfoCure shall not be under any obligation to register the Units under the Act or any State Law or to comply with the terms of any exemption provided under the Act or any State Law with respect to the Units.

         (iii) The Subscriber has not offered or sold any portion of his, her or its Units and has no present intention of dividing his, her or its Units with others or of reselling or otherwise disposing of any portion of the Subscriber's Units either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance

6. CONDITION TO OBLIGATIONS. The Subscription made hereby may be accepted or rejected by InfoCure at any time after the execution hereof by the Subscriber. No Subscriber shall have the right to demand a return of his, her or its Subscription under any circumstances.

7. REGISTRATION RIGHTS AGREEMENT; POWER OF ATTORNEY. The Subscriber further agrees to be bound by the terms of and hereby executes the Registration Rights Agreement. By signing below, the Subscriber irrevocably constitutes and appoints Sanders Morris Mundy Inc. (the "Placement Agent") the true and lawful agent and attorney-in-fact of the Subscriber with full power of substitution and full power and authority in the name, place, and stead of the Subscriber to execute and deliver the Registration Rights agreement and to take such actions as may be necessary or appropriate to carry out the terms of the Registration Rights Agreement. The power of attorney hereby granted shall be deemed coupled with an interest, shall be irrevocable and shall survive and not be affected by the subsequent death, incapacity, dissolution, insolvency, or termination of the Subscriber or any delivery by the Subscriber of an assignment in whole or in part of the Subscriber's Units. The foregoing power of attorney may be exercised by the Placement Agent either by signing separately or jointly as attorney-in-fact for each or all of the Subscribers or by a single signature of the Placement Agent acting as attorney-in-fact for all of them.

8. WAIVER, AMENDMENT, BINDING EFFECT. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

9. ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by InfoCure or the Subscriber without the prior written consent of the other.

10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF GEORGIA, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.




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12.      NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a)      If to InfoCure, to it at the following address:

                           InfoCure Corporation
                           Attn: Frederick L. Fine
                           2970 Clairmont Road, Suite 950
                           Atlanta, Georgia 30329

                  (b) If to the Subscriber, to him, her or it at the address set forth on the signature page hereto, with a copy to the Placement Agent; or at such other address as either party shall have specified by notice in writing to the other.

13. SURVIVAL. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of the Subscription by InfoCure, (ii) changes in the transactions, documents and instruments described in the Memorandum, and (iii) the death or disability of the Subscriber.

14. NOTIFICATION OF CHANGES. The Subscriber hereby covenants and agrees to notify InfoCure upon the occurrence of any event prior to the closing of the purchase of the Units pursuant to this Agreement which would cause any representation, warranty, or covenant of the Subscriber contained in this Agreement to be false or incorrect.

15. NUMBER OF UNITS PURCHASED. The undersigned hereby subscribes to purchase the following number of Units:

   120            Total Units at $25,000 per Unit (minimum of one Unit)                   $ 3,000,000
---------         for an aggregate purchase price of:                                     -----------

16. PURCHASE PAYMENT. The purchase price is being paid herewith by delivery of either cash or check payable to "InfoCure Corporation Escrow Account" in the amount of $3,000,000. All payments made as provided in this Paragraph 16 shall be deposited as soon as practicable and held in a segregated Escrow Account until the earlier to occur of (a) the sale of all of the Securities in this Offering or (b) the termination of the Offering.

17. STOCKHOLDER APPROVAL REQUIREMENT. The terms of this Offering are subject to approval by the Company's stockholders at the next annual stockholders' meeting. The Company intends to hold an annual meeting of the Company's stockholders prior to the Reset Date and to recommend that the stockholders approve the Offering. If the Offering is not approved by the stockholders at such meeting, the Minimum Conversion Price will adjust upward from $6.75 to $7.41 and the Company will, at the option of the Placement Agent, be required to place into escrow up to $759,607 (the "Escrow Balance") based on the number of shares of Preferred Stock then



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outstanding. In the event that the 30-day Average Price is less than $7.41, the
Company will be required to reduce the original purchase price of the Preferred Stock of $10.00 per share by an amount per share reflecting the difference, in proportion to the number of shares of Common Stock that may be acquired on conversion of such shares, between (i) $7.41 per share and (ii) the 30-day Average Price (subject to a minimum price of $6.75 per share). The amount of such reduction in purchase price will be paid by the Company out of the Escrow Balance to holders of Preferred Stock not later than the tenth day after the Reset Date. See "Description of Capital Stock - Convertible Redeemable
Preferred Stock, Series A" and "Plan of Distribution."

         If the 30-day Average Price as of the Reset Date is greater than or equal to $7.41 per share, then the Company will not be required to make any Distribution and the Escrow Balance and any accrued interest thereon will be released to the Company within 10 days of the Reset Date. However, if the 30-day Average Price is less than $7.41 per share, then the Company will be required to make a Distribution from the Escrow Balance to the holders of the then-unconverted shares of Preferred Stock (the "Unconverted Shares"). This Distribution will be effected no later than 30 days following the Reset Date through a return of capital to each holder of Unconverted Shares as of the Reset Date according to the following formula:

         Step One: multiply the number of the holder's Unconverted Shares as of the Reset Date by $10.00.
         Step Two: divide the result of Step One by $7.41.
         Step Three: multiply the result of Step Two by the greater of (i) the 30-day Average Price or (ii) $6.75.
         Step Four: subtract the result of Step Three from the result of Step One. The difference is the Return Capital Amount, and accordingly the respective holder's Distribution.

         Any interest earned on the Escrow Balance will be apportioned to the holders of Unconverted Shares in the same proportion as such holder's Return Capital Amount. In the event that the Company is required to distribute less than the entire Escrow Balance in connection with the Distribution, any undistributed portion thereof, including the ratable interest thereon, will be released to the Company.




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This Subscription Agreement, being an integral part of the Memorandum for all purposes, is executed this the 27th day of January , 1998, at Dallas (city), Texas (state).


BY: (CHECK ONE)

                  INDIVIDUAL
--------

                  CORPORATION (Please include a copy and the filing date of the
-------- articles of incorporation, bylaws and certified corporate resolution authorizing signature.)

                  PARTNERSHIP (Please include a copy of the Partnership
--------          Agreement authorizing signature.)

   X              TRUST (Please include name of trust, name of trustee, and
--------          date trust was formed and copy of the Trust Agreement or
                  other authorization of signature authority.)

                    William Herbert Hunt Trust Estate U/A/D
                                    12/28/35
         --------------------------------------------------------------
                   Please print the EXACT name (registration)
         the purchaser desires to appear in the records of the Company.

                          Attn: James W. Beavers TTEE
         --------------------------------------------------------------
                    3900 Thanksgiving Tower, 1601 Elm Street
         --------------------------------------------------------------
                                Dallas, Tx 75201
         --------------------------------------------------------------
                              Address of Purchaser

                                   75-0738982
         --------------------------------------------------------------
         Social Security or Taxpayer Identification Number of Purchaser



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

EXECUTION:

Please execute this Subscription Agreement by completing the appropriate section below.

1.       If the subscriber is an INDIVIDUAL, complete the following:

         -------------------------------------------
         Signature of purchaser

         --------------------------------------------
         Name (Please type or print)


2.       If the subscriber is a CORPORATION, complete the following:

         The undersigned hereby represents, warrants and covenants that the undersigned has been duly authorized by all requisite action on the part of the corporation listed below (the "Corporation") to acquire the Securities, that the Corporation has all requisite authority to acquire such Securities, and that the Corporation was not formed for the purposes of acquiring such Securities.

         The officer signing below represents and warrants that each of the above representations or agreements or understandings set forth herein has been made by the Corporation and that he or she has authority under the Articles of Incorporation, bylaws, and resolutions of the Board of Directors of such Corporation to execute and deliver this Subscription Agreement on behalf of the Corporation. Such officer has enclosed a true copy of the Articles of Incorporation, the bylaws and, as necessary, the resolutions of the Board of Directors authorizing a purchase of the investment herein, in each case as amended to date.


         ------------------------------------------
         Name of Corporation (Please type or print)

         By:
                  -----------------------------
         Name:
                  -----------------------------

                           Title:
                                 ----------------------------

3.       If the subscriber is a PARTNERSHIP, complete the following:

         The undersigned hereby represents, warrants and covenants that the undersigned is a general partner of the Partnership named below (the "Partnership"), has been duly authorized by the Partnership to acquire the Securities, the Partnership has all requisite authority to acquire such Securities, and that the Partnership was not formed for the purposes of acquiring such Securities.




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
 The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein has been made by the Partnership and he or she is authorized by such Partnership to execute and deliver this Subscription Agreement. Such General Partner has enclosed a true copy of the Partnership Agreement of said Partnership, as amended to date, together with a current and complete list of all Partners thereof.


----------------------------------------------------
Name of Partnership (Please type or print)

By:
         -------------------------------------------
Name:
         -------------------------------------------
Title:
         -------------------------------------------

4.       If the subscriber is a TRUST, complete the following:

         The undersigned, hereby represents, warrants and covenants that he or she is duly authorized by the terms of the trust instrument ("Trust Instrument") governing the trust ("Trust") set forth below to acquire the Securities and that the undersigned, as trustee, has all requisite authority to acquire such Securities for the Trust.

         The undersigned, as trustee, executing this Subscription Agreement on behalf of the Trust, represents and warrants that each of the above representations or agreements or understandings set forth herein has been made by the Trust and he or she is authorized by such Trust to execute and deliver this Subscription Agreement. Such trustee encloses a true copy of the Trust Instrument of said Trust, as amended to date.

         William Herbert Hunt Trust Estate U/A/D 12/28/35
         ------------------------------------------------
         Name of Trust (Please type or print)

         By:      /s/ J. W. Beavers, Jr., Trustee
                  ---------------------------------------
         Name:    J. W. Beavers, Jr., Trustee
                  ---------------------------------------
         Title:   Trustee
                  ---------------------------------------

Accepted by InfoCure Corporation this          day of                    , 1998.
                                      --------        ------------------

                                         INFOCURE CORPORATION

                                         By:
                                                --------------------------------
                                         Name:
                                         Title:



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